UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

 ___________________________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): March 24, 2014

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VERA BRADLEY, INC.
(Exact name of registrant as specified in its charter)

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Indiana
(State or Other Jurisdiction of Incorporation)

001-34918	27-2935063
(Commission File Number)	(IRS Employer Identification No.)

2208 Production Road, Fort Wayne, Indiana	46808
(Address of Principal Executive Offices)	(Zip Code)
(877) 708-8372
(Registrant’s telephone number, including area code)
None
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR240.14a-12)

❑	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d-2(b))

❑	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

Item 8.01. Other Events

Adoption of Trading Plans under Rule 10b5-1

Certain officers and directors and significant shareholders of the Company have from time to time entered into written stock selling plans in accordance with Rule 10b5-1 of the Exchange Act, and the Company’s insider trading policy. Rule 10b5-1 provides guidelines for officers, directors and other insiders to prearrange sales of the Company’s securities in a manner that avoids concerns about initiating stock transactions while in possession of material nonpublic information. Such plans also allow insiders to diversify their holdings and to minimize the market effect of stock sales by spreading them out over time.

On March 24, 2014, Michael C. Ray, our former Chief Executive Officer, entered into a written stock selling plan in accordance with Rule 10b5-1. Pursuant to this plan, Mr. Ray may sell up to an aggregate of 250,000 shares of the Company’s common stock between April 29, 2014 and March 25, 2015, provided that certain prices specified in the plan are reached.

Except as may be required by law, the Company does not undertake to report modifications, terminations or other activities under current or future 10b5-1 plans established by our officers and directors or significant shareholders.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vera Bradley, Inc.

Date: April 16, 2014	/s/ Anastacia S. Knapper
Anastacia S. Knapper
Senior Vice President-General Counsel, Corporate Secretary